UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 1, 2008

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03    Creation of a Direct Financial Obligation.

On May 1, 2008 (effective as of April 30, 2008), Las Vegas Gaming, Inc. (the “Company”) and CAMOFI Master LDC (“CAMOFI”) entered into an Amended and Restated Senior Secured Convertible Note (the “Note”) due January 1, 2010 and an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”).  The Note and the Registration Rights Agreement amend and restate in their entirety the Company’s Senior Secured Convertible Note dated March 31, 2006 in favor of CAMOFI, as amended, and the Registration Rights Agreement dated March 31, 2006, as amended, between the Company and CAMOFI, respectively.

Prior the entering into the Note and the Registration Rights Agreement, the Company and CAMOFI entered into several amendments to the original note and original registration rights agreement, which were set forth in letter agreements between the Company and CAMOFI.  The Company and CAMOFI entered into the Note and Registration Rights Agreement to restate the letter agreement amendments.  In addition, the following material amendments were made by the Note and Registration Rights Agreement.

The maturity date of the Note was extended from January 1, 2009 to January 1, 2010.  The quarterly commitment fee payments under the Note due July 1, 2008 and October 1, 2008 were deferred, and for as long as the Note is outstanding, the Company must pay commitment fees to the holder of $403,416.67 on January 1, 2009, $302,562.50 on July 1, 2009 and $302,562.50 on January 1, 2010.  If the Company fails to timely pay such fees when due, then the Company shall be obligated to pay liquidated damages equal to two times the amount of any such unpaid fee, which amount shall be immediately added to and become a part of the principal balance outstanding under the Note, and the commitment fees owed by the Company will be recalculated to take into account the new principal amount outstanding as of the date such commitment fee was due and not paid.  The Company also agreed to not make any loan, advance, guarantee obligations, offer other extensions of credit or capital contributions to, hold or invest in, or purchase or otherwise acquire any shares of capital stock, bonds, notes, debentures, or other securities of, or make any other investment in, any other entity, or permit any of its subsidiaries to do any of the foregoing.

The Registration Rights Agreement requires the Company to file a registration statement with the Securities and Exchange Commission.  The definition of Filing Date under the Registration Rights Agreement was amended to be the earlier of the closing of a Qualified Financing, as defined in the Registration Rights Agreement, and April 30, 2009 instead of September 30, 2008.  The definition of Effectiveness Date remains 120 calendar days after the Filing Date.

As consideration for the modifications described above, the principal amount of the Note was increased from $5,250,000 to $6,051,250.

Concurrently with entering into the Note and Registration Rights Agreement, the Company and CAMOFI also made conforming amendments to the Security Agreement dated as of March 31, 2006 between the Company and CAMOFI and the Subsidiary Guarantee dated March 31, 2006 in favor of CAMOFI to reflect the increase in the principal amount of the Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: May 13, 2008	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer